Exhibit 99.1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree, as of February 9, 2022, that only one statement containing the information required by Schedule 13G, and each amendment thereto, need be filed with respect to the ownership by each of the undersigned of shares of Class A common stock, par value $0.001 per share, of Olo Inc., and such statement to which this Joint Filing Agreement is attached as Exhibit 99.1 is filed on behalf of each of the undersigned.

RPII Order LLC

By:	/s/ Alfred Chianese
Name:	Alfred Chianese
Title:	Vice President

Raine Partners II LP

By:	/s/ Alfred Chianese
Name:	Alfred Chianese
Title:	Vice President

Raine Associates II LP

By:	/s/ Alfred Chianese
Name:	Alfred Chianese
Title:	Vice President

Raine Capital LLC

By:	/s/ Alfred Chianese
Name:	Alfred Chianese
Title:	Vice President

Raine Management LLC

By:	/s/ Alfred Chianese
Name:	Alfred Chianese
Title:	Vice President

The Raine Group LLC

By:	/s/ Alfred Chianese
Name:	Alfred Chianese
Title:	Vice President

Raine Holdings LLC

By:	/s/ Brandon W. Gardner
Name:	Brandon W. Gardner
Title:	President

[Signature Page to Joint Filing Agreement]